Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Computer Associates International, Inc., a Delaware corporation (the “Company”), on Form 10-K for the period ended March 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), each of John A. Swainson, President and Chief Executive Officer of the Company and Robert W. Davis, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JOHN A. SWAINSON

John A. Swainson
President and Chief Executive Officer
June 29, 2005

/S/ ROBERT W. DAVIS

Robert W. Davis
Executive Vice President and
Chief Financial Officer
June 29, 2005

The foregoing certification will not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.